UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1312 17th Street, Unit 2136

Golden, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Meeting”) of Golden Minerals Company (the “Company”) held on June 12, 2026, two proposals were submitted to the stockholders for approval. Of the 15,153,048 shares of the Company’s common stock outstanding and entitled to vote as of the record date, 5,459,930 shares (36.03%) were present or represented by proxy at the Meeting. The stockholders of the Company (1) approved the election of Jeffrey G. Clevenger, Pablo Castanos, Deborah J. Friedman, Kevin R. Morano and David H. Watkins as directors of the Company to hold office until the 2027 annual meeting of stockholders or until their successors are elected; and (2) ratified the appointment of Haynie & Company to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes on the proposals were cast as set forth below:

The votes on the proposals were cast as set forth below:

1.      Election of five directors to hold office until the 2026 annual meeting of stockholders or until their successors are elected:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey G. Clevenger	545,157	491,007	4,423,766
Pablo Castanos	538,939	497,225	4,423,766
Deborah J. Friedman	532,664	503,500	4,423,766
Kevin R. Morano	549,854	486,310	4,423,766
David H. Watkins	550,604	485,560	4,423,766

2.      Ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Abstentions
3,328,165	2,103,499	28,266

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2026

Golden Minerals Company

By:	/s/ Pablo Castanos
	Name:	Pablo Castanos
	Title:	President and Chief Executive Officer

3